Exhibit 10.3

AMENDMENT NO. 1 TO COMMON STOCK PURCHASE AGREEMENT

This Amendment No. 1 (“Amendment”) is entered into on this 22nd day of June 2021, by and between Smart Repair Pro, Inc., a private corporation incorporated under the laws of the State of California (“Pro”), Purex Inc., a corporation incorporated under the laws the State of California (“Purex”)(Pro together with Purex, the “Companies”), the undersigned stockholders of the Companies (the “Pro Stockholder”, the “Purex Stockholders” respectively, and together the “Stockholders”) and Vicky Hacmon, ID 033847799 of 112 Rokach Street, Ramat Gan, Israel (the “Manager”) on the one hand, and Medigus Ltd., a public company incorporated under the laws of the State of Israel of 7A Industrial Park, P.O. Box 3030, Omer, 8496500 Israel (the “Purchaser”) on the other hand.

Capitalized terms used but not defined herein shall have the meaning ascribed to them under the Agreement (as defined below)

WHEREAS, the Parties have previously entered into that certain Common Stock Purchase Agreement, dated as of October 8, 2020 (the “Agreement”);

WHEREAS, the Parties wish to amend the Agreement with respect to the terms expressly stated in this Amendment and regulate their relationship in accordance to the terms and conditions set forth herein.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Section 1.1(a) of the Agreement shall be amended in its entirety to read as follows:

“Companies Valuation. The valuation used for the purpose of determining the purchase price for the Pro Common Stock and the Purex Common Stock (as each are defined herein), shall be calculated on a joint basis, and shall be equal to; (A) the Companies consolidated seller discretionary earnings, calculated as the Companies EBITDA (as approved by the Companies accountants for the period ended December 31, 2020 in accordance with generally accepted accounting principles, or the “Determination Period”), plus general and administrative expenses (including Manager’s compensation expenses) and research and development expenses relating to the development of new products incurred during the Determination Period (the “SDE”); multiplied by (B) 3.5; minus (C) the outstanding Stockholders Loan (as defined herein)(the “Companies Valuation”). The Companies Valuation shall be allocated among the Companies such that Pro’s valuation shall equal 88% of the Companies Valuation (the “Pro Portion” and the “Pro Valuation” respectively) and Purex’s valuation shall be equal to 12% of the Companies Valuation (the “Purex Portion” and the “Purex Valuation” respectively). The Companies target SDE for the annual period ended December 31, 2020 shall be $1,000,000 (the “SDE Target”).

2.	Effective Date

This Amendment shall be in effect as of the date hereof and shall be attached to the Agreement and become an integral part thereof.

3.	Reservation of Terms

Except as expressly stated in this Amendment all other terms in the Agreement shall remain unchanged unless specifically amended in accordance with the terms of the Agreement.

- Signature Pages Follow -

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment as of the day and year first above written.

COMPANIES:

SMART REPAIR PRO, INC.:

By:	/s/ Julia Gerasimova
Name:	Julia Gerasimova
Title:	CEO

PUREX, INC.:

By:
Name:	Galit Mccord
Title:	Owner

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment as of the day and year first above written.

PURCHASER:

MEDIGUS LTD.

By:	/s/ Eli Yoresh
Name:
Title:

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IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment as of the day and year first above written.

STOCKLHOLDERS:

JULIA GERASIMOVA

/s/ Julia Gerasimova

GALIT MCCORD

/s/ Galit McCord

SOLY HACMON

/s/ Soly Hacmon

MANAGER:

VICKY HACMON

/s/ Vicky Hacmon

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